CERTIFICATE OF INCORPORATION

                                       OF

                               TRAVELNOW.COM INC.

     The undersigned, in order to form a corporation pursuant to the General Corporation Law of the State of Delaware, certifies:

     FIRST: NAME. The name of the corporation is TravelNow.com Inc. (the "Corporation").

     SECOND: REGISTERED OFFICE; AGENT. The Registered Office of the Corporation in the State of Delaware is located at 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its Registered Agent at such address is The Corporation Trust Company.

     THIRD: PURPOSE. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as presently in effect or as it may hereafter be amended.

     FOURTH: CAPITALIZATION. The aggregate number of shares of capital stock authorized to be issued by this Corporation shall be 50,000,000 shares of common stock, $0.01 par value per share (the "Common Stock"), and 25,000,000 shares of preferred stock, $0.01 par value per share (the "Preferred Stock"). Each share of issued and outstanding Common Stock shall entitle the holder thereof to one vote on each matter with respect to which stockholders have the right to vote, to fully participate in all stockholder meetings, and to share ratably in the net assets of the Corporation upon liquidation or dissolution, but each such share shall be subject to the rights and preferences of the Preferred Stock as hereinafter set forth.

     The Preferred Stock may be issued from time to time in one or more series in any manner permitted by law, as determined from time to time by the Board of Directors and stated in any resolution providing for the issuance of such shares adopted by the Board of Directors pursuant to authority hereby vested in it, each series to be appropriately designated, prior to the issuance of any shares thereof, by some distinguishing letter, number or title. All shares of each series of Preferred Stock shall be alike in every particular and of equal rank, have the same powers, preferences and rights and be subject to the same qualifications, limitations and restrictions, without distinction between the shares of different series thereof, except in regard to the following particulars, which may differ as to different series:

     A. the annual rate of dividends payable and the dates from which such dividend shall commence to accrue, if at all;

     B. the amount payable upon a stock redemption and the manner in which shares of a particular series may be redeemed;

     C. the amount payable upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

     D. the provisions of any sinking fund established with respect to the shares of a series;

     E. the terms and rates of conversion or exchange, if shares of a series are convertible or exchangeable; and

     F. the provisions as to voting rights, if any; provided that the shares of any series of Preferred Stock having voting power shall not have more than one vote per share.

     Before any shares of a particular series of Preferred Stock are issued, the designations of such series and its terms in respect of the foregoing particulars shall be fixed and determined by the Board of Directors in any manner permitted by law and stated in a resolution providing for the issuance of such shares adopted by the Board of Directors pursuant to authority hereby vested in it. Such designations and terms shall be set forth in full or summarized on the certificates for such series. The Board of Directors may increase the number of such shares by providing that any unissued shares of Preferred Stock shall constitute part of such series, or may decrease (but not below the number of shares thereof then outstanding) the number of shares of any series of Preferred Stock already created by providing that any unissued shares previously assigned to such series shall no longer constitute part thereof. The Board of Directors is hereby empowered to classify or reclassify any unissued shares of Preferred Stock by fixing or altering the terms thereof in respect to the referenced particulars and by assigning the same to an existing or newly established series from time to time before the issuance of such shares.

     The holders of shares of each series shall be entitled to receive, out of any funds legally available therefor, when and as declared by the Board of Directors, cash dividends at such rate per annum as shall be fixed by resolution of the Board of Directors for such series, payable periodically on the dates fixed by the Board of Directors for the series. Such dividends may be cumulative or non-cumulative, deemed to accrue from day to day regardless of whether or not earned or declared and may commence to accrue on each share of Preferred Stock from such date or dates, and as may be determined and stated by the Board of Directors prior to the issuance thereof. The Corporation shall make dividend payments ratably upon all outstanding shares of Preferred Stock in proportion to the amount of dividends thereon to the date of such dividend payment, if any.

     As long as any shares of Preferred Stock shall remain outstanding, no dividend (other than a dividend payable in shares ranking junior to such Preferred Stock with respect to the payment of dividends or liquidated assets) shall be declared or paid upon, nor shall any distribution be made or ordered in respect of, shares of the Common Stock or any other class of shares ranking junior to the shares of such Preferred Stock as to the payment or dividends of liquidating assets, nor shall any monies (other than the net proceeds received from the sale of shares ranking junior to the shares of such Preferred Stock as to the payment of dividends or liquidating assets) be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of shares of the Common Stock or of any other class of shares ranking junior to the shares of such Preferred Stock as to dividends or assets unless:

     (a) all dividends on the shares of Preferred Stock of all series for past dividend periods shall have been paid and the full dividend on all outstanding shares of Preferred Stock of all series for the then current dividend period shall have been paid or declared and set apart for payment; and

     (b) the Corporation shall have set aside all amounts, if any, required to be set aside as and for sinking funds, if any, for the shares of Preferred Stock of all series for the then current year, and all defaults, if any, in complying with any such sinking fund requirements in respect of previous years shall have been cured.

     The Corporation, at the option of the Board of Directors, may at any time redeem the whole, or from time to time any part, of any series of Preferred Stock, subject to such limitations as may be adopted by the Board authorizing the issuance of such shares, by paying therefor in cash the amount which shall have been determined by the Board of Directors, in the resolution authorizing such series, to be payable upon the redemption of such shares at such time. Redemption may be made of the whole or any part of the outstanding shares of any one or more series, in the discretion of the Board of Directors; but if the redemption shall be effected only with respect to a part of a series, the shares to be redeemed may be selected by lot, or all of the shares of such series may be redeemed pro rata, in such manner as may be prescribed by resolution of the Board of Directors.

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


     Subject to the foregoing provisions and to any qualifications, limitations, or restrictions applicable to any particular series of Preferred Stock which may be stated in the resolution providing for the issuance of such series, the Board of Directors shall have authority to prescribe from time to time the manner in which any series of Preferred Stock shall be redeemed.

     Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the shares of Preferred Stock of each series shall be entitled, before any distribution shall be made with respect to shares of Common Stock or to any other class of shares junior to the shares of Preferred Stock as to the payment of dividends or liquidating assets, to be paid the full preferential amount fixed by the Board of Directors for such series as herein authorized. If upon such liquidation or dissolution of the Corporation, whether voluntary or involuntary, the net assets of the Corporation shall be insufficient to permit the payment to all outstanding shares of Preferred Stock of all series of the full preferential amounts to which they are respectively entitled, the entire net assets of the Corporation shall be distributed ratably to all outstanding shares of Preferred Stock in proportion to the full preferential amount to which each such share is entitled.

     FIFTH: INCORPORATOR. The name and mailing address of the incorporator are Victoria R. Westerhaus, Esq., c/o Shook, Hardy & Bacon L.L.P., 1010 Grand Boulevard, 5th Floor, P.O. Box 15607, Kansas City, Missouri, 64106-0607.

     SIXTH: WRITTEN BALLOT. Election of Directors of the Corporation need not be by written ballot unless the Bylaws so provide.

     SEVENTH: BYLAWS. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is authorized and empowered to make, alter, amend and repeal the Bylaws of the Corporation in any manner not inconsistent with the laws of the State of Delaware.

     EIGHTH: INDEMNIFICATION. The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware as presently in effect or as it may hereafter be amended, indemnify all persons whom it may indemnify pursuant thereto and advance expenses of litigation to Directors and Officers in accordance with the procedures and limitations set forth in the Bylaws of the Corporation.

     NINTH: DIRECTOR LIABILITY. To the fullest extent permitted by the General Corporation Law of the State of Delaware as presently in effect or as it may hereafter be amended, a Director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director.

     TENTH: COMPROMISES OR ARRANGEMENTS WITH CREDITORS OR STOCKHOLDERS. Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the

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


Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

     ELEVENTH: AMENDMENT OF CERTIFICATE. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, Directors and Officers are subject to this reserved power.

     IN WITNESS WHEREOF, I have executed, signed and acknowledged this Certificate of Incorporation this _____ day of October, 2000.


                                          /s/ Victoria R. Westerhaus
                                          ------------------------------------
                                          Victoria R. Westerhaus
                                          Sole Incorporator

                                     BYLAWS

                                       OF

                               TRAVELNOW.COM INC.


                                    ARTICLE I
                                     OFFICES
                                     -------

     Section 1.01 Principal Office. The principal office of TravelNow.com Inc. (the "Corporation") in the State of Missouri shall be established at such place as the board of directors shall from time to time determine.

     Section 1.02 Registered Office. The registered office of the Corporation in the State of Delaware shall be The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware.

     Section 1.03 Other Offices. The Corporation may have such additional offices at such other places, either within or without the State of Delaware, as the board of directors shall from time to time determine or the business of the Corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS
                            ------------------------

     Section 2.01. Annual Meetings. Unless otherwise set by the board of directors, annual meetings of stockholders shall be held on the last Tuesday of the sixth month following the close of each fiscal year at such time as determined by the board of directors. The stockholders entitled to vote at such meeting shall elect directors and transact such other business as may properly be brought before the meeting.

     Section 2.02. Special Meetings. Special meetings of the stockholders of the Corporation may be called, for any purpose or purposes permitted by law, by the board of directors on its own initiative and shall be called by the board of directors upon written request by the chairman of the board, the chief executive officer or the president of the Corporation, or, upon delivery to the secretary of one or more written demands for the meeting describing the purpose or purposes for which it is to be held, by the holders of not less than ten percent (10%) of all the shares entitled to be cast on any issue proposed to be considered at the proposed special meeting. Notice of such meeting shall be given by the secretary as provided herein. Only business within the purpose or purposes described in such special meeting notice may be conducted at a special stockholders' meeting.

     Section 2.03. Place of Meetings. All meetings of the stockholders of the Corporation shall be held at such place, within or without the State of Delaware, as shall be designated from time to time by the board of directors and stated in the notice of such meeting or in a duly executed waiver thereof.

     Section 2.04. Voting List. At least ten (10) days before each meeting of stockholders, the officer or agent of the Corporation having charge of the stock transfer books for shares of the Corporation shall make a complete list of the stockholders entitled to vote at the meeting and any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each stockholder, which list shall be kept on file at the place identified in the meeting notice in the city where the meeting will be held or the Corporation's principal place of business or at the office of its registrar or transfer agent for a period of at least ten (10) days prior to the meeting, and shall be subject to inspection by any stockholder at any time during such ten (10) day period and during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting, and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock ledger or transfer book or a duplicate thereof, shall be prima facie evidence as to who are the stockholders entitled to examine such list or stock ledger or transfer book, or to vote, in person or by proxy, at any meeting of the stockholders.

     Section 2.05. Fixing of a Record Date.

     (a) The board of directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the board of directors for stockholder consent in lieu of a meeting, nor more than sixty (60) days prior to any other action, as the record date for the purpose of determining the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action.

     (b) If no record date is fixed:

          (i) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day of notice, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

          (ii) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

     Section 2.06. Notice of Meetings. Written notice stating the place, day and hour of every meeting of the stockholders and, in the case of a special meeting, or as otherwise required by statute, the purpose or purposes for which the meeting is called, shall be given by the secretary of the Corporation (or in the case of a special meeting, the officer or person(s) calling the meeting) to each

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


stockholder of record entitled to vote at such meeting and each other stockholder entitled to notice of the meeting, either personally or by first class mail, at least ten (10) days, but not more than sixty (60) days, prior to the meeting date. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail first-class postage prepaid, addressed to the stockholder at his or her address as it appears on the records of the Corporation, or as given by the stockholder to the Corporation for purposes of notice.

     Section 2.07. Precondition to Delivery of Notice of Special Meeting of Stockholders Called by Stockholders. The secretary shall inform stockholders who have delivered a written request for a special meeting and otherwise complied with Section 2.02 of the reasonably estimated costs of preparing and mailing a notice of the meeting, and, on payment of these costs to the Corporation, the secretary shall deliver notice of such meeting to each stockholder entitled thereto.

     Section 2.08. Waiver of Notice. Whenever notice is required to be given of any annual or special meeting of the stockholders, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated in such notice, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders need be specified in any written waiver of notice. Attendance of a person at a meeting of the stockholders shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     Section 2.09. Quorum. The presence, in person or by proxy, of a majority of the shares entitled to vote shall constitute a quorum at a meeting of stockholders. Broker non-votes and abstentions from voting will be counted as present and entitled to vote for purposes of determining the presence of a quorum. Treasury shares, shares of the Corporation's stock which are owned by another corporation the majority of the voting stock of which is owned by the Corporation, and shares of the Corporation's stock held by another corporation in a fiduciary capacity for the benefit of the Corporation shall not be counted in determining the total number of outstanding shares for voting purposes at any given time. After a quorum has been established at a stockholders' meeting, the subsequent withdrawal of stockholders, so as to reduce the number of stockholders entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof. When a specified item of business is required to be voted on by any class or series of stock, a majority of the shares of such class or series shall constitute a quorum for transaction of such item of business by that class or series.

     Section 2.10. Adjournment. When a meeting of the stockholders that is properly called is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. At the adjourned meeting any business may be transacted that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after such adjournment the board of directors shall fix a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such meeting. The holders of a majority of the shares represented, and who would be entitled to vote at a meeting if a quorum were present, where a quorum is not present, may adjourn such meeting from time to time.

     Section 2.11. Organization. At every meeting of the stockholders, the chairman of the board, if there be one, or, in the case of vacancy in office or absence of the chairman, one of the following officers present in the order stated: the vice chairman of the board, if there be one, the chief executive officer, the president, the vice presidents in their order of rank and then seniority, or a chairman chosen by the stockholders entitled to cast a majority of the votes that all stockholders present in person or by proxy are entitled to cast, shall act as chairman. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and perform such acts as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order, safety, limitations on the time allotted to the questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof, and the opening and closing of the voting polls. The secretary, or in his or her absence, an assistant secretary, or in the absence of both the secretary and the assistant secretaries, a person appointed by the chairman shall act as secretary of the meeting and keep the minutes thereof.

     Section 2.12. Voting. If a quorum is present at any meeting:

          (a) In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the question is one for which, by express provision of the law or of the Certificate of Incorporation or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

          (b) Except as may be otherwise provided in the Certificate of Incorporation, every stockholder of record shall have the right, at every stockholders' meeting, to one vote for every share, and if the Corporation has issued fractional shares, to a fraction of a vote equal to every fractional share, of stock of the Corporation standing in his or her name on the books of the Corporation. A stockholder may vote either in person or by proxy.

          (c) Treasury shares, shares of the Corporation's stock which are owned by another corporation the majority of the voting stock of which is owned by the Corporation, and the shares of the Corporation's stock held by another corporation in a fiduciary capacity for the benefit of the Corporation shall not be voted, directly or indirectly, at any meeting of stockholders.

          (d) At each election for directors, every stockholder entitled to vote shall have the right to vote the number of shares owned by him or her, for as many persons as there are directors to be elected at that time and for whose election he or she has a right to vote, and no cumulative voting shall be permitted. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Voting at meetings of stockholders need not be by written ballot.

          (e) Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent, or proxy designated by the bylaws of the corporate stockholder; or, in the absence of any applicable bylaw, by such person as the board of directors of the corporate stockholder may designate. Proof of such designation may be made by presentation of a certified copy of the bylaws or other instrument of the corporate stockholder. In the absence of any such designation, or in case of conflicting designation, by the corporate stockholder, the chairman of the board, the chief executive officer, the president, any vice president, secretary or treasurer of the corporate stockholder shall be presumed to possess, in that order, authority to vote such shares.

          (f) Shares held by an administrator, executor, guardian or conservator may be voted by such person, either in person or by proxy, without a transfer of such shares into the name of such person, provided, that if requested by the chairman of the board, the chief executive officer, president, chief financial officer, treasurer or secretary, such person has provided evidence of such fiduciary status acceptable to such officer.

          (g) Shares standing in the name of a trustee may be voted by such trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held by such trustee without a transfer of such shares into the name of such trustee. Shares held by or under the control of a receiver, a trustee in bankruptcy proceedings, or an assignee for the benefit of creditors may be voted by him or her or his or her nominee, without the transfer of such shares into his or her name, provided, that if requested by the chairman of the board, chief executive officer, president, chief financial officer, treasurer or secretary, such person has provided evidence of such status acceptable to such officer.

          (h) A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee or the nominee of the pledgee shall be entitled to vote the shares so transferred.

          (i) In all matters other than the election of directors, (i) abstentions from voting will be included in the number of shares present and entitled to vote on such matters and, therefore, will be counted as negative votes with respect to such matters, and (ii) broker non-votes will be excluded from the number of shares present and entitled to vote on such matters and, therefore, will have no effect on the vote for such matters.

     Section 2.13. Proxies. Every stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy. Such proxy shall be in writing and filed with the secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after three (3) years from the date of its execution, unless otherwise provided in the proxy. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support to an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the secretary of the Corporation.

     Section 2.14. Actions of the Stockholders Without a Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if one or more consents in writing, setting forth the action so taken, shall be dated and signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, the corporate secretary, or another officer or agent of the Corporation having custody of the minute book. If any class of shares is entitled to vote thereon as a class, such written consent shall be required of the holders of outstanding stock of such class and of the total outstanding stock, respectively, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of such class and all shares entitled to vote thereon were present and voted. No written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the date of the earliest consent delivered in the manner set forth above, written consents signed by the holders of the number of shares required to take action are delivered to the Corporation by delivery as set forth above.

     Section 2.15. Notice of Stockholder.

          (a) Nominations of persons for election to the board of directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation's notice of meeting pursuant to Section 2.06 of these bylaws, (ii) by or at the direction of the board of directors, or (iii) by

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


     any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Section 2.15, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.15.

          (b) For nominations or other business to be properly brought before an annual meeting of stockholders by a stockholder pursuant to this Section 2.15, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) calendar day nor earlier than the close of business on the one hundred twentieth (120th) calendar day prior to the first anniversary of the preceding year's annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting of stockholders is more than thirty (30) calendar days before or more than sixty (60) calendar days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th)calendar day prior to such annual meeting of stockholders and not later than the close of business on the later of the ninetieth (90th) calendar day prior to such annual meeting of stockholders or the tenth (10th) calendar day following the calendar day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting of stockholders commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth, or be accompanied by, (i) in the event the stockholder proposes to nominate one or more persons for election or reelection as a director
     (1) the name and residence address of the stockholder and of the person or persons to be nominated (2) a representation that the stockholder is a holder of record of voting stock of the Corporation and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (3) such information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to Regulation 14A promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (or pursuant to any successor act or regulation), including, without limitation, Rule 14a-11 thereunder, had proxies been solicited with respect to such nominee by the management or board of directors of the Corporation; (4) a description of all arrangements or understandings among the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; and
     (5) the written consent of each nominee to serve as a director of the Corporation if so elected; and (ii) in the event the stockholder proposes to bring any other business before the meeting, (1) the name and residence address of the stockholder proposing to bring business before the meeting and the beneficial owner, if any, on whose behalf the proposal is made, (2) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner,
     (3) a representation that the stockholder is a holder of record of the voting stock of the Corporation and intends to appear in person or by proxy at the meeting to bring the business before the meeting; and (4) a brief description of the business of such stockholder and beneficial owner, if any, on whose behalf the proposal is made.

          (c) Notwithstanding anything in the second sentence of the preceding paragraph to the contrary, in the event that the number of directors to be elected to the board of directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased board of directors at least one hundred (100) calendar days prior to the first anniversary of the preceding year's annual meeting of stockholders, a stockholder's notice required by this Section 2.15 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) calendar day following the day on which such public announcement is first made by the Corporation.

          (d) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the notice of meeting under Section 2.06 of these bylaws. Nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the notice of meeting (i) by or at the direction of the board of directors, or (ii) provided that the board of directors has determined that directors shall be elected at the meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 2.15, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.15. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the board of directors, any stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting pursuant to such clause (b), if the stockholder's notice required by the second paragraph of this Section 2.15 shall be delivered to the secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) calendar day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) calendar day prior to such special meeting or the tenth (10th) calendar day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

          (e) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.15 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.15. Except as otherwise provided by law, the Certificate of Incorporation or these bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.15 and, if any proposed nomination or business is not in compliance with this Section 2.15, to declare that such defective proposal or nomination shall be disregarded.

          (f) For purposes of this Section 2.15, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

          (g) Notwithstanding the foregoing provisions of this Section 2.15, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder with respect to the matters set forth in this Section 2.15. Nothing in this
     Section 2.15 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

                                   ARTICLE III
                               BOARD OF DIRECTORS
                               ------------------

     Section 3.01. Powers and Duties. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, a board of directors, except as may be otherwise provided in the Delaware General Corporation Law or the Certificate of Incorporation.

          (a) A director shall perform his or her duties as a director, including duties as a member of any committee of the Board upon which the director may serve, in good faith, in a manner the director reasonably believes to be in the best interests of the Corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. In performing his or her duties, a director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by:

               (i) one or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented;

               (ii) counsel, public accountants or other persons as to matters which the director reasonably believes to be within such person's professional or expert competence; or

               (iii) a committee of the board upon which the director does not serve, duly designated in accordance with provisions of the Certificate of Incorporation or these bylaws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

          (b) A director shall not be considered to be acting in good faith if the director has knowledge concerning the matter in question that would cause such reliance described in the preceding subsection to be unwarranted.

          (c) A person who performs his or her duties in compliance with this section shall not be liable for any action taken as a director or any failure to take any action.

          (d) A director of the Corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken, unless the director votes against such action or abstains from voting in respect thereto.

     Section 3.02. Qualification and Election. Unless otherwise provided in the Certificate of Incorporation, directors need not be stockholders of the Corporation. Except in the case of vacancies, directors shall be elected by the stockholders. If the board of directors is classified with respect to the power to elect directors or with respect to the terms of directors and if, due to a vacancy or vacancies, or otherwise, directors of more than one class are to be elected, each class of directors to be elected at the meeting shall be nominated and elected separately. The candidates receiving the greatest number of votes, up to the number of directors to be elected, shall be elected directors.

     Section 3.03. Number and Term of Office. The board of directors of the Corporation shall consist of the five (5) members, or such other number as may thereafter be from time to time (i) determined by the board of directors or (ii) set forth in a notice of a meeting of stockholders called for the election of the board of directors. Notwithstanding the foregoing, no decrease shall have the effect of shortening the term of any incumbent director. Unless the board of directors is classified with respect to the terms of directors, each director shall serve until the next annual meeting of the stockholders and until his or her successor shall have been elected and qualified or until his or her earlier resignation, removal from office or death. If the board of directors is classified with respect to the terms of the directors, each director shall serve until the annual meeting two years thereafter if there are two classes of directors, or three years thereafter if there are three classes of directors, and in either case until his or her successor shall have been elected and qualified or until his or her earlier resignation, removal from office or death.

     Section 3.04. Organization. At every meeting of the board of directors, the chairman of the board, if there be one, or in the absence of the chairman of the board or if one shall have not been elected, the chief executive officer of the Corporation or a chairman chosen by a majority of the directors present, shall preside at the meeting. The secretary or, in his or her absence, any person appointed by the chairman of the meeting shall act as secretary of the meeting and keep the minutes thereof.

     Section 3.05. Place of Meeting. Meetings of the board of directors of the Corporation, regular or special, may be held either within or without the State of Delaware, as shall be provided for in the resolution, notice, waiver of notice or call of such meeting, or if not otherwise designated, at the principal office of the Corporation.

     Section 3.06. Annual Meetings. The board of directors shall hold an annual meeting each year immediately following the annual meeting of the stockholders at the place where such meeting of the stockholders was held for the purpose of election of officers and consideration of any other business that may be properly brought before the meeting. Notice of such annual meetings need not be given to either old or new members of the board of directors.

     Section 3.07. Regular Meetings. If the board of directors determines to hold regular meetings, the board of directors may, at the annual meeting of the board of directors, fix by resolution the date, time and place of other regular meetings of the board. Notice of such regular meetings need not be given to any member of the board of directors, unless the same is held at other than the date, time and place of such meeting as fixed in accordance with this Section 3.07, in which event notice shall be given in the same manner as is provided in
Section 3.08 with respect to special meetings of the board of directors. In addition, announcement of a changed date, time or place of a meeting of the board of directors shall be deemed adequate notice to the directors present at such meeting.

     Section 3.08. Special Meetings. Special meetings of the board of directors may be called by a majority of the board of directors or the chairman of the board. Notice of any special meeting of directors shall be given to each director at his or her business or residence in writing by first class or overnight mail or courier service, telegram or facsimile transmission, orally by telephone or by hand-delivery. If mailed by first class mail, such notice shall be deemed adequately delivered when deposited in the United States mail so addressed, with postage prepaid, at least five (5) days before such meeting. If by telegram, overnight mail or courier service, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company or the notice is delivered to the overnight mail or courier service company at any time during a day that is at least two (2) days prior to the date of such meeting. If by facsimile transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least twenty-four (24) hours prior to the time set for the meeting. If by telephone or by hand-delivery, the notice shall be given at least twenty-four (24) hours prior to the time set for the meeting.

     Section 3.09. Action by Written Consent Without a Meeting. Any action of the board of directors or of any committee thereof, which is required or permitted to be taken at a regular or special meeting, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all of the members of the board of directors or of the committee, as the case may be, is filed in the minutes of the proceedings of the board of directors or committee.

     Section 3.10. Conference Telephone Meetings. One or more members of the board of directors may participate in meetings of the board or a committee of the board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

     Section 3.11. Quorum. A majority of the directors in office shall be present at each meeting in order to constitute a quorum for the transaction of business. An interested director may be counted in determining the presence of a quorum at a meeting of the board of directors which authorizes, approves or ratifies a contract or transaction in which such director has an interest.

     Section 3.12. Voting. Except as otherwise specified in the Certificate of Incorporation or these bylaws or provided by statute, the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the board of directors.

     Section 3.13. Adjournment. A majority of the directors present, regardless of whether or not a quorum exists, may adjourn any meeting of the board of directors to another time and place, and no notice of any adjourned meeting need be given, other than by announcement at the meeting.

     Section 3.14. Compensation. The board of directors shall have the authority to fix compensation of directors for their attendance at meeting of the board of directors or committees thereof, or otherwise, and such compensation may include expenses, if any, associated with attendance at such meetings.

     Section 3.15. Resignations. Any director of the Corporation may resign at any time by giving written notice to the chief executive officer or the secretary of the Corporation. Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 3.16. Vacancies. Any vacancy occurring in the board of directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors until the successor or successors are elected at the next annual meeting of the stockholders or a special meeting if an annual meeting is not held. A director elected to fill a vacancy shall hold office only until the next election of directors by the stockholders.

     Section 3.17. Removal. The stockholders may remove one or more directors from office, with or without cause (unless the Certificate of Incorporation provides that directors may be removed only for cause), by a vote or written consent of the holders of a majority of the shares then entitled to vote. In case the board of directors or any one or more directors is so removed, new directors may be elected at the same meeting or by the same written consent. If the Corporation has cumulative voting and if less than the entire board is to be removed, no individual director may be removed if the votes cast against the resolution for his or her removal would be sufficient to elect him or her if then cumulatively voted at an election of the entire board or a class of which he or she is part.

     Section 3.18. Executive and Other Committees. The board of directors, by resolution adopted by a majority of the entire board, may designate from among its members an executive committee and one or more other committees. The board may designate an alternate member of any committee, one or more directors who may replace any absent or disqualified member at any meeting of the committee.

          (a) The executive committee or other committee shall have and exercise all of the authority of the board to the extent provided in the resolution designating the committee, except that no such committee of the board shall have the authority of the board to:

               (i) approve or recommend to stockholders actions or proposals required by law to be approved by stockholders;

               (ii) fill vacancies on the board of directors or any committee thereof;

               (iii) amend or repeal these bylaws;

               (iv) authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the board of directors; or

               (v) authorize or approve the issuance or sale of or contract for the sale of shares or determine the designation and relative rights, preferences and limitations of a voting group unless within limits specifically prescribed by the board of directors.

          (b) A majority of the directors in office designated to a committee, or directors designated to replace them as provided in this section, shall be present at each meeting to constitute a quorum for the transaction of business, and the acts of a majority of the directors in office designated to a committee or their replacements shall be the acts of the committee.

          (c) Each committee shall keep regular minutes of its proceedings and report such proceedings periodically to the board of directors.

          (d) Sections 3.05, 3.08, 3.09 and 3.10 and the second sentence of
     Section 3.11 shall be applicable to committees of the board of directors.

          (e) The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that any nomination made at the meeting was not made in accordance with the procedures of this section and, in such event, the nomination shall be disregarded.

                                   ARTICLE IV
                           NOTICE AND WAIVER OF NOTICE
                           ---------------------------

     Section 4.01. Notice. Whenever written notice is required to be given to any director under the provisions of the Certificate of Incorporation, these bylaws or the laws of the State of Delaware, it shall be given to such director by personal delivery, facsimile transmission, delivery to an overnight courier service or representative, deposit in the United States first-class mail, or by certified or registered mail, addressed to the address of such person (or, if applicable, such director's facsimile number) appearing on the books of the Corporation, or supplied by such person to the Corporation for the purpose of notice. A notice of a meeting shall specify the place, day and hour of the meeting. Notices to directors shall be deemed adequately delivered as provided in Section 3.08 hereof. Notices to stockholders shall be given as provided in
Section 2.06 hereof.

     Section 4.02. Waiver of Notice. Whenever any notice is required to be given under the General Corporation Law of the State of Delaware, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Except in the case of a special meeting of stockholders, neither the business to be transacted at, nor the purpose of, the meeting need be specified in the waiver of notice of such meeting. Attendance of a person, either in person or by proxy, at any meeting, shall constitute a waiver of notice of such meeting in the manner provided in the Delaware General Corporation Law except when the person attends the meeting for the sole purpose of objecting at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened.

                                    ARTICLE V
                                    OFFICERS
                                    --------

     Section 5.01. Number and Qualification. The officers of the Corporation shall consist of such officers and agents as may be appointed by the board of directors. One person may hold more than one office. Officers may but need not be directors or stockholders of the Corporation. The board of directors may elect from among its members a chairman of the board who, if elected, shall be an officer of the Corporation. A duly appointed officer may appoint one or more officers or assistant officers to the extent authorized by the board of directors.

     Section 5.02. Election and Term of Office. Except for such officers as may be elected pursuant to Section 5.03, the officers of the Corporation shall be appointed to hold office until the next annual meeting of directors and until a successor shall have been duly elected and qualified, or until his or her death, resignation or removal.

     Section 5.03. Subordinate Officers, Committees and Agents. The board of directors may from time to time elect officers and appoint such committees, employees or other agents as the board deems that the business of the Corporation may require, to hold office for such period, have such authority, and perform such duties as are provided in these bylaws, or as the board of directors may delegate.

     Section 5.04. The Chairman of the Board. The chairman of the board, if elected, shall preside at all meetings of the stockholders and of the board of directors, and shall, at each annual meeting of stockholders, present a report with respect to the condition and business of the Corporation. He or she shall have the authority to sign on behalf of the Corporation, all reports, filings and other documents with such government agencies as are required by applicable law and shall perform such other duties as may from time to time be requested of him or her by the board of directors. The chairman of the board shall assume the duties of the chief executive officer when the chief executive officer is absent or otherwise unable to discharge his or her responsibilities. To be eligible to serve, the chairman of the board must be a director of the Corporation.

     Section 5.05. The Chief Executive Officer. The chief executive officer shall have general powers of supervision, direction and control over the business and operations of the Corporation, subject, however, to the authority of the board of directors; shall, at each annual meeting of stockholders, present a report with respect to the condition and business of the Corporation; shall have the authority to supervise preparation of and sign on behalf of the Corporation, all reports, filings and other documents with such government agencies as are required by applicable law; shall sign, execute, and acknowledge, in the name of the Corporation, deeds, mortgages, bonds, contracts or other instruments except in cases where the signing and execution thereof shall be expressly delegated by the board of directors, or by these bylaws, to some other officer or agent of the Corporation; and, in general, shall perform all duties incident to the office of chief executive officer and such other duties as from time to time may be assigned by the board of directors. If the board of directors has elected a chairman of the board but not a vice chairman, the chief executive officer shall assume the duties of the chairman of the board when the chairman of the board is absent or unable to discharge his or her responsibilities.

     Section 5.06. The President. The president, if a person other than the chief executive officer, shall perform the duties of the chief executive officer in the absence of such officer and such other duties as may from time to time be assigned to the president by the board of directors or the chief executive officer.

     Section 5.07. The Chief Financial Officer. The chief financial officer shall be the principal financial officer of the Corporation and, unless another officer is so designated, principal accounting officer of the Corporation; whenever required by the board of directors, he or she shall render a statement of the financial condition of the Corporation; shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including, but not limited to, accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital surplus and shares; shall be responsible for assuring adherence to such financial policies as are promulgated by the board of directors; and, in general, shall discharge such other duties as may from time to time be assigned to him or her by the board of directors or the president. The books of account shall be open at all reasonable times to inspection by any director.

     Section 5.08. The Vice Presidents. The vice presidents shall perform duties as may from time to time be assigned to them by the board of directors or the president.

     Section 5.09. The Secretary. The secretary shall attend all meetings of the board of directors and committees thereof and shall record the time and place of holding of such meeting, whether regular or special, and if special, how authorized, the notice given, the names of those present at directors' meetings or the number of shares present or represented at stockholders' meetings in books to be kept for that purpose; shall see that notices are given and records and reports properly kept and filed by the Corporation as required by law; shall, unless otherwise designated by the board of directors, be the custodian of the seal of the Corporation and see that it is affixed to all documents to be executed on behalf of the Corporation under its seal; and, in general, shall perform all duties incident to the office of secretary, and such other duties as may from time to time be assigned to him or her by the board of directors or the president.

     Section 5.10. The Treasurer. The treasurer shall have or provide for the custody of the funds or other property of the Corporation and shall keep a separate book account of the same; shall collect and receive or provide for the collection and receipt of monies earned by or in any manner due to or received by the Corporation; shall deposit all funds in his or her custody as treasurer in such banks or other places of deposit as the board of directors may from time to time designate; shall, whenever so required by the board of directors, render an accounting showing his or her transactions as treasurer; and, in general, shall discharge such other duties as may from time to time be assigned to him or her by the board of directors, the president or the chief financial officer. If the board of directors fails to elect a chief financial officer, then the treasurer shall perform the duties of the chief financial officer.

     Section 5.11. Salaries and Compensation. The salaries, if any, of the officers elected by the board of directors shall be fixed from time to time by the board of directors or by such officer or committee as may be designated by resolution of the board. The salaries or other compensation of any officers, employees and agents elected, appointed or retained by an officer or committee to which the board of directors has delegated such a power shall be fixed from time to time by such officer or committee. No officer shall be prevented from receiving such salary or other compensation by reason of the fact that he or she is also a director of the Corporation.

     Section 5.12. Resignations. Any officer or agent may resign at any time by giving written notice of resignation to the board of directors or to the president or the secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 5.13. Removal. Any officer, committee member, employee or agent of the Corporation may be removed, either for or without cause, by the board of directors or other authority that elected or appointed such officer, committee member or other agent.

     Section 5.14. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause, shall be filled by the board of directors or by the officer or committee to which the power to fill such office has been delegated, as the case may be.

     Section 5.15. Bond. The chairman of the board, president, chief financial officer and treasurer shall give such bond, if any, for the faithful performance of the duties of such office as shall be required by the board of directors.

                                   ARTICLE VI
                         CERTIFICATES OF STOCK, TRANSFER
                         -------------------------------

     Section 6.01. Stock Certificates, Issuance. Every stockholder shall be entitled to have a certificate representing all shares to which he or she is entitled; and such certificate shall be signed (either manually or in facsimile) by the chairman of the board, if any, or by the president or a vice president and by the secretary or any assistant secretary of the Corporation and may be sealed with the corporate seal or a facsimile thereof. In the event any officer who has signed, or whose facsimile signature has been placed upon any stock certificate shall have ceased to be such officer because of death, resignation or otherwise, before the certificate is issued, it may be issued with the same effect as if the officer had not ceased to be such at the date of its issue. Certificates representing shares of the Corporation shall otherwise be in such form as provided by statute and approved by the board of directors. Every certificate exchanged or returned to the Corporation shall be marked "CANCELED."

     Section 6.02. Transfer. Transfers of shares shall be made on the books of the Corporation upon surrender of the certificates therefor, endorsed by the person named in the certificate or by an attorney lawfully appointed in writing.

     Section 6.03. Registered Stockholders. Except as otherwise expressly set forth in these bylaws, the Corporation shall be entitled to recognize a person registered on its books in whose name any shares of the Corporation are registered as the absolute owner thereof with the exclusive rights to receive dividends, and to vote such shares as owner. Except as otherwise provided by law, the Corporation shall not be bound to recognize any equitable or other claim regardless of whether the Corporation shall have express or other notice thereof.

     Section 6.04. Lost, Destroyed or Mutilated Certificates. The holder of any shares of the Corporation shall notify the Corporation of any loss, destruction or mutilation of the certificates therefor, and the board of directors may, in its discretion, cause new certificates to be issued to him or her, upon satisfactory proof of such loss, destruction, or mutilation and, if the board of directors shall so determine, the deposit of a bond in such form and in such sum, and with such surety or sureties, as it may direct.

                                   ARTICLE VII
                INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS
                -------------------------------------------------

     Section 7.01. Directors, Officers, Employees and Agents.

          (a) Actions or Suits not by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party (which shall include the giving of testimony or similar involvement) to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith or in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or with respect to any criminal action or proceeding, had reasonable cause to believe his or her conduct was unlawful.

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          (b) Actions or Suits by or in the Right of the Corporation. The
     Corporation shall indemnify any person who was or is a party or is threatened to be made a party (which shall include the giving of testimony or similar involvement) to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement (to the extent permitted by law) actually and reasonably incurred by him or her or on his or her behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation for gross negligence or misconduct in the performance of his or her duty to the Corporation, unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability and in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court or Chancery or such other court shall deem proper.

     Section 7.02. Expenses. Notwithstanding the other provisions of this
Article VII, to the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in any defense of any claim, issue or matter therein, the Corporation shall indemnify him or her against expenses (including attorneys' fees) actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

     Section 7.03. Determination of Standard of Conduct. Any indemnification hereunder, unless pursuant to a determination by a court, shall be paid by the Corporation as authorized upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth above. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, either (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum (b) by a committee duly designated by majority vote of such directors, even though less than a quorum, (c) if there are no such directors or if such directors so direct, by independent legal counsel in a written opinion, or (d) by the stockholders.

     Section 7.04. Advance Expenses. To the extent permitted by applicable law, expenses (including attorneys' fees) incurred by an officer, director, employee or agent in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid, in the case of an officer or director, and may be paid, in the case of an employee or agent, by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt

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of any undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized herein.

     Section 7.05. Benefit. The indemnification provided by this Article shall be in addition to the indemnification rights provided pursuant to the Delaware General Corporation Law and shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any law (common or statutory), bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office (provided that no indemnification may be made if expressly prohibited by the Delaware General Corporation Law).

     Section 7.06. Insurance. The Corporation shall be empowered to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions contained herein.

     Section 7.07. No Rights of Subrogation. Indemnification herein shall be a personal right, and the Corporation shall have no liability under this Article VII to any insurer or any person, corporation, partnership, association, trust or other entity (other than the heirs, executors or administrators of any person otherwise entitled to indemnification pursuant to the provisions of this Article
VII) by reason of subrogation, assignment or succession by any other means to the claim of any person to indemnification hereunder.

     Section 7.08. Indemnification for Past Directors. Indemnification as provided in this section shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     Section 7.09. Affiliates. For purposes of this Article VII, references to "the Corporation" shall include any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership,

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joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

     Section 7.10. Reliance. Each person who shall act as an authorized representative of the Corporation shall be deemed to be doing so in reliance upon such rights of indemnification as are provided in this Article.

     Section 7.11. Fund for Payment of Expenses. The Corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise may secure in any manner its indemnification obligations, whether arising hereunder, under the Certificate of Incorporation by agreement, vote of stockholders or directors, or otherwise.

     Section 7.12 Amendments. The provisions of this Article VII relating to indemnification and to the advancement of expenses shall constitute a contract between the Corporation and each of its directors and officers which may be modified as to any director or officer in a manner that is adverse to such director or officer only with that person's consent or as specifically provided in this section. Notwithstanding any other provision of these bylaws relating to their amendment generally, any repeal or amendment of this Article VII which is adverse to any director or officer shall apply to such director or officer only on a prospective basis, and shall not limit the rights of a director or officer to indemnification or to the advancement of expenses with respect to any action or failure to act occurring prior to the time of such repeal or amendment.

                                  ARTICLE VIII
                                  MISCELLANEOUS
                                  -------------

     Section 8.01. Checks. All checks or demands for money and notes of the Corporation, shall be signed by such officer or officers, or such other person or persons as the board of directors may designate from time to time.

     Section 8.02. Dividends. The board of directors, at any regular or special meeting thereof, subject to any restrictions contained in the Certificate of Incorporation, may declare and the Corporation may pay dividends upon the shares of its stock in cash, property or the Corporation's shares in accordance with the Delaware General Corporation Law.

     Section 8.03. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such financial institutions or other depositories as the board of directors may approve or designate.

     Section 8.04. Fiscal Year. The fiscal year of the Corporation shall end on the 31st day of March, or as otherwise determined by the board of directors.

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     Section 8.05. Severability. The provisions of these bylaws shall be separable each from any and all other provisions of these bylaws, and if any such provision shall be adjudged to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision thereof, or the powers granted to this Corporation by the Certificate of Incorporation or these bylaws.

                                   ARTICLE IX
                                   AMENDMENTS
                                   ----------

     Section 9.01. Amendments to the Bylaws. Except as specifically set forth elsewhere herein or in the Certificate of Incorporation, the board of directors may amend or repeal these bylaws. The stockholders entitled to vote thereon may amend or repeal these bylaws even though the bylaws may also be amended or repealed by the board of directors.

Adopted: _____________, 2000







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